Exhibit 21.1

Subsidiaries of EUDA Health Holdings Limited

EUDA Doctor Private Limited, A Singapore company

EUDA Health Limited, A British Virgin Islands company

EUDA Private Limited, A Singapore company

Kent Ridge Health Limited, A British Virgin Islands company

Kent Ridge Healthcare Singapore Pte. Ltd., A Singapore company

Kent Ridge Hill Private Limited, A Singapore company

KR Digital Pte. Ltd., A Singapore company

Melana International Pte. Ltd., A Singapore company

Nosweat Fitness Company Private Lim, A Singapore company

Singapore Emergency Medical Assistance Private Limited, A Singapore company

Super Gateway Group Limited, A British Virgin Islands company

Tri-Global Security Pte. Ltd., A Singapore company

True Cover Private Limited, A Singapore company

UG Digital Sdn. Bhd., A Malaysian company

UG Digitech Private Limited, A Singapore company

Universal Gateway International Pte. Ltd., A Singapore company

Zukihealth Sdn. Bhd., A Malaysian company

Zukitech Private Limited, A Singapore company

Zukitek Vietnam Private Limited Liability Company, A Vietnam company